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                                                                    EXHIBIT 5.1


                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET                WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018              NEW YORK
                                  410-539-2530                     PHILADELPHIA
                                FAX: 410-539-0489                     EASTON



                               September 15, 1997


Hanover Capital Mortgage Holdings, Inc.
90 West Street, Suite 1508
New York, New York  10006


                       Registration Statement on Form S-11
                       -----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-11 of the Company (Registration No. 333-29261) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of: (i) 5,750,000 shares (the "Initial Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"),
(ii) 5,750,000 warrants to purchase shares of Common Stock (the "Common Stock Purchase Warrants") pursuant to a Warrant Agreement (the "Warrant Agreement") by and between the Company and State Street Bank & Trust Company ("State Street Bank"), (iii) 172,500 warrants to be issued to Stifel, Nicolaus & Company Incorporated and Montgomery Securities (the "Representatives' Warrants") pursuant to a Warrant Agreement (the Representatives' Warrant Agreement") by and between the Company and State Street Bank, (iv) 5,750,000 shares (the "Warrant Shares") of Common Stock issuable upon the exercise of the Common Stock Purchase Warrants, and (v) 172,500 shares (the "Representatives' Warrant Shares," and together with the Initial Shares and the Warrant Shares, the "Shares") of Common Stock issuable upon the exercise of the Representatives' Warrants. This opinion is being provided at your request in connection with the filing of the Registration Statement.

     In rendering the opinions expressed herein, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Company, minutes of the proceedings of the Company's Board of Directors authorizing the issuance


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                                                                 PIPER & MARBURY
                                                                      L.L.P.


Hanover Capital Mortgage Holdings, Inc.
September 15, 1997
Page 2




of the Shares, the Common Stock Purchase Warrants and the Representatives' Warrants, and such other documents as we have considered necessary. We have also examined a Certificate of an Officer of the Company dated the date hereof (the "Certificate"). In rendering our opinion, we are relying as to factual matters on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

     Based upon the foregoing, we are of the opinion and so advise you as follows:

     1. Upon the issuance and delivery of the Shares in accordance with the terms set forth in the Registration Statement, the Warrant Agreement and the Representatives' Warrant Agreement, the Shares will be legally issued, fully-paid and non-assessable.

     2. Upon issuance and delivery of the Common Stock Purchase Warrants in accordance with the Registration Statement and the Warrant Agreement, the Common Stock Purchase Warrants will be legally issued, fully-paid and non-assessable.

     3. Upon issuance and delivery of the Representatives' Warrants in accordance with the Registration Statement and the Representives' Warrant Agreement, the Representatives' Warrants will be legally issued, fully-paid and non-assessable.

     The opinion expressed herein is solely for the use of (i) the Company in connection with the Registration Statement, and (ii) Morse, Barnes-Brown & Pendleton, P.C. in giving their tax opinion to be filed as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         /s/ Piper & Marbury L.L.P.



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